Exhibit 99.1

Goodman Networks Reports Second Quarter Revenue

And Earnings

¡    Q2 Revenue of $186.7 million

¡    Q2 Adjusted EBITDA of $7.5 million

¡    Year-To-Date Six Month Revenue of $400.0 million

PLANO, TX, August 12, 2015 – Goodman Networks Incorporated today announced financial results for the three and six months ended June 30, 2015. The Company reported Adjusted EBITDA of $7.5 million for the three months ended June 30, 2015, an increase from ($4.8) million during the three months ended March 31, 2015 driven by our continued efforts to streamline and align costs with the demand for the business. Additionally, the Company reported gross margins of 14.2% for the three months ended June 30, 2015, an increase of 5% from the three months ended March 31, 2015.

“Our second quarter results demonstrate Goodman’s agility to adapt to changes in the marketplace,” stated Ron Hill, Goodman Networks’ executive chairman and chief executive officer. “Our efforts to right-size the business, increase automation and optimize our end to end process work flow have led to significantly improved Adjusted EBITDA and operating margins in our second quarter results. We will maintain this focus throughout the year as we continue to look for additional operational synergies to improve the business.”

Revenue was $186.7 million for the three months ended June 30, 2015, compared to $270.6 million for the three months ended June 30, 2014, a decrease of 31.0%. Revenue for the six months ended June 30, 2015 was $400.0 million compared to $527.2 million for the six months ended June 30, 2014, a decrease of 24.1%.

Infrastructure Services (IS) revenue declined 39.8% and 29.9% for the three and six months ended June 30, 2015, respectively, driven by the decrease in the volume of projects completed under our AT&T Mobility Turf Contract. Professional Services (PS) revenue decreased 32.5% and 34.8% for the three and six months ended June 30, 2015, respectively, resulting from the decrease in the volume of services provided to Alcatel-Lucent and AT&T. Field Services revenue decreased 5.3% and 3.5% for the three and six months ended June 30, 2015, respectively, driven primarily by the completion of the company’s contract with Wild Blue.

Gross margin increased for the three months ended June 30, 2015 to 14.2% from 13.4% for the comparable prior year period, as a result of efforts to streamline and align costs with the demand for the business. Gross margin for the six months ended June 30, 2015 decreased to 11.5% from 13.2% for the comparable prior year period, due primarily to the decline in revenue outpacing our cost cutting efforts in the first quarter.

Net loss was $9.7 million and $38.3 million for three and six months ended June 30, 2015, respectively, compared to a net loss of $4.9 million and $15.2 million for the three and six months ended June 30, 2014, respectively.

Adjusted EBITDA was $7.5 million for the three months ended June 30, 2015, down from $12.4 million for the three months ended June 30, 2014, a decrease of 40% driven primarily by a decline in operating income. Adjusted EBITDA was $2.7 million for the six months ended June 30, 2015 compared to $16.8 million for the six months ended June 30, 2014.

Summary financial statements for the three and six months ended June 30, 2015 are included in Exhibit A to this earnings announcement.

Summary results are presented below.

Results for the three and six months ended June 30, 2014 and 2015 (dollars in thousands)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	2014	2015		2014	2015
	Amount	Amount	Change ($)	Amount	Amount	Change ($)
Revenues:
Professional Services	$24,415	$16,483	$(7,932)	$46,612	$30,404	$(16,208)
Infrastructure Services	182,409	109,835	(72,574)	357,035	250,426	(106,609)
Field Services	63,740	60,356	(3,384)	123,508	119,215	(4,293)

Total revenues	270,564	186,674	(83,890)	527,155	400,045	(127,110)
Cost of revenues:
Professional Services	23,758	15,189	(8,569)	44,973	29,352	(15,621)
Infrastructure Services	153,113	95,374	(57,739)	299,347	227,257	(72,090)
Field Services	57,459	49,689	(7,770)	113,214	97,483	(15,731)

Total cost of revenues	234,330	160,252	(74,078)	457,534	354,092	(103,442)
Gross profit:
Professional Services	657	1,294	637	1,639	1,052	(587)
Infrastructure Services	29,296	14,461	(14,835)	57,688	23,169	(34,519)
Field Services	6,281	10,667	4,386	10,294	21,732	11,438

Total gross profit	36,234	26,422	(9,812)	69,621	45,953	(23,668)

Gross margin as percent of segment revenues:
Professional Services	2.7%	7.9%		3.5%	3.5%
Infrastructure Services	16.1%	13.2%		16.2%	9.3%
Field Services	9.9%	17.7%		8.3%	18.2%

Total gross margin	13.4%	14.2%		13.2%	11.5%

Selling, general and administrative expenses	28,392	21,880	(6,512)	60,462	50,173	(10,289)
Restructuring expense	2,726	2,671	(55)	2,726	9,009	6,283
Impairment expense	—	500	500	—	2,775	2,775
Other Operating (income) expense	(1,569)	(0)	1,569	(1,569)	—	1,569

Operating income	6,685	1,371	(5,314)	8,002	(16,004)	(24,006)
Other (income) loss	(15)	—	15	(46)	—	46
Interest income	—	(37)	(37)		(73)	(73)
Interest expense	11,467	11,090	(377)	23,154	21,945	(1,209)

Loss before income taxes	(4,767)	(9,682)	(4,915)	(15,106)	(37,876)	(22,770)
Income tax expense	116	66	(50)	65	397	332

Net loss	$(4,883)	$(9,748)	$(4,865)	$(15,171)	$(38,273)	$(23,102)

Total revenue decreased $83.9 million and $127.1 million, for the three and six months ended June 30, 2015, respectively, compared to the comparable prior year period. These decreases in revenue were driven primarily by the decreased volume of services provided to subsidiaries of AT&T Inc. and the decline in services provided to Sprint, Inc. due to the completion of certain programs. Cost of revenue as a percentage of revenue decreased to 85.8% for the three months ended June 30, 2015 from 86.6% for the three months ended June 30, 2014 as a result of our efforts to streamline costs and improve business processes. Cost of revenues as a percentage of revenue increased to 88.5% for the six months ended June 30, 2015 from 86.8% for the six months ended June 30, 2014. Cost of revenues declined slower than revenue as a result of the deferral in our cost reduction initiatives while we awaited finalization of our customer build plans and the change in the product mix during the six months ended June 30, 2015.

Selling, general and administrative expense of $21.9 million and $50.2 million for the three and six months ended June 30, 2015, respectively, decreased $6.5 million and $10.3 million from the three and six months ended June 30, 2014, respectively, due primarily to the realization of synergies under the 2014 restructuring plan. The selling, general and administrative expense as a percentage of revenue slightly increased to 11.7% for the three months ended June 30, 2015 from 10.5% in the same period of 2014. The selling, general and administrative expense as percentage of revenue for the six months ended June 30, 2015 was 12.5%, an increase from 11.5% from the six months ended June 30, 2014. The increase for both the three and six months ended June 30, 2015 was due primarily to a decline in revenue.

Interest expense, net of $11.1 million and $21.9 million for the three and six months ended June 30, 2015, respectively, decreased $0.4 million and $1.3 million from the three and six months ended June 30, 2014, respectively, as a result of the penalty for the delayed registration of the tack-on notes incurred only during the three and six months ended June 30, 2014.

Income tax expense was $0.1 million for each of the three months ended June 30, 2015 and 2014. Income tax expense was $0.4 million for the six months ended June 30, 2015, an increase from $0.1 million from the same period in 2014.

Goodman Networks Conference Call Information

Goodman Networks will host a conference call to discuss its financial and operational results at 8:30 AM Central Time (CT) on Thursday, August 13, 2015. Dial-in information for the conference call is as follows:

Date:	Thursday, August 13, 2015
Time:	8:30 AM CT
Call-in number:	(855) 548-8663 or (412) 455-6154
Participant Passcode:	9248044

Please plan on accessing the conference call 5 minutes prior to the scheduled start time.

A replay of the call will be available within 24 hours of completion of the call. The replay of the call may be found at http://edge.media-server.com/m/p/wfvpc96j.

About Goodman Networks Incorporated

Goodman Networks is a leading national provider of end-to-end network infrastructure, field and professional services to the wireless telecommunications and satellite television industries. Our core services span the full network lifecycle, including the design, engineering, construction, deployment, integration, maintenance and decommissioning of wireless networks.

Forward-Looking Statements

This earnings release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this earnings release. Such risks and uncertainties include our reliance on two customers, which have merged as of July 2015, for the vast majority of our revenues, our ability to maintain a level of service quality satisfactory to those two customers across a broad geographic area, our ability to manage or refinance our substantial level of indebtedness and our ability to generate sufficient cash to service our indebtedness, our ability to raise additional capital to fund our operations and meet our obligations, our ability to translate amounts included in our estimated backlog into revenue or profits, business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs and the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward-looking statements.

Non-GAAP Financial Measures

We present EBITDA because we consider it to be an important supplemental measure of our operating performance and we believe that such information will be used by securities analysts, investors and other interested parties in the evaluation of our results. We present Adjusted EBITDA, which adjusts EBITDA for items that management does not consider to be reflective of our core operating performance, because it may be used by certain investors as a measure of operating performance. Management considers core operating performance to be that which can be affected by managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items, including: (i) share-based compensation (non-cash portion); (ii) certain restructuring fees and expenses; (iii) amortization of debt issuance costs; and (iv) impairment charges recognized on our long-lived assets.

	Three months ended June 30,		Six months ended June 30,
	2014	2015	2014	2015
EBITDA and Adjusted EBITDA:
Net loss	$(4,883)	$(9,748)	$(15,171)	$(38,273)
Income tax expense	116	66	65	397
Interest expense, net	11,467	11,053	23,154	21,872
Depreciation and amortization	2,856	2,898	5,724	5,776

Total EBITDA	9,556	4,269	13,772	(10,228)
Share-based compensation	1,010	968	2,045	2,930
Restructuring expense	2,726	2,671	2,726	9,009
Amortization of debt issuance costs	(865)	(937)	(1,735)	(1,811)
Asset impairments	—	500	—	2,775

Adjusted EBITDA	$12,427	$7,471	$16,808	$2,675

Estimated Backlog

The Company refers to the amount of revenue it expects to recognize over the next 18 months from future work on uncompleted contracts, including master service agreements and new contractual agreements on which work has not begun, as its “estimated backlog.” The Company determines the amount of estimated backlog for work under master service agreements based on historical trends, anticipated seasonal impacts and estimates of customer demand based upon communications with customers. The Company’s estimated 18-month backlog as of June 30, 2015 was $1.4 billion.

Goodman Networks Contact:

Investor Relations:	Geoffrey Miller
Interim Chief Financial Officer
gemiller@goodmannetworks.com
(972) 421-5197

Goodman Networks Incorporated

Consolidated Balance Sheets

(In Thousands, Except Share Amounts and Par Value)

	December 31, 2014	June 30, 2015
		(Unaudited)
Assets
Current Assets
Cash	$76,703	$53,849
Accounts receivable, net of allowances for doubtful accounts of $877 at December 31, 2014 and $194 at June 30, 2015, respectively	66,354	35,985
Unbilled revenue on completed projects	16,780	15,288
Costs in excess of billings on uncompleted projects	81,410	47,059
Inventories	18,638	18,025
Prepaid expenses and other current assets	6,727	5,895
Assets held for sale	4,000	3,500
Income tax receivable	513	334

Total current assets	271,125	179,935

Property and equipment, net of accumulated depreciation of $29,776 at December 31, 2014 and $32,153 at June 30, 2015, respectively	24,638	21,684
Deferred financing costs, net	14,491	12,448
Deposits and other assets	2,821	2,656
Insurance collateral	12,249	15,032
Intangible assets, net of accumulated amortization of $9,361 at December 31, 2014 and $12,270 at June 30, 2015, respectively	19,558	16,650
Goodwill	69,178	69,178

Total assets	$414,060	$317,583

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$94,851	$65,505
Accrued expenses	73,574	67,145
Income taxes payable	1,783	15
Billings in excess of costs on uncompleted projects	36,316	9,922
Deferred revenue	426	1,126
Liabilities related to assets held for sale	3,646	3,564
Deferred rent - short term	188	162
Current portion of capital lease and notes payable obligations	1,366	1,410

Total current liabilities	212,150	148,849

Notes payable	326,648	326,402
Capital lease obligations	1,045	730
Accrued expenses, non-current	8,484	7,636
Deferred revenue, non-current	8,874	11,740
Deferred tax liability, non-current	1,428	1,707
Deferred rent	454	442

Total liabilities	559,083	497,506

Shareholders’ Deficit
Common stock, $0.01 par value, 10,000,000 shares authorized; 1,029,072 issued and 912,754 outstanding at December 31, 2014 and June 30, 2015	10	10
Treasury stock, at cost, 116,318 shares at December 31, 2014 and June 30, 2015	(11,756)	(11,756)
Additional paid-in capital	18,525	21,886
Accumulated other comprehensive income	14	26
Accumulated deficit	(151,816)	(190,089)

Total shareholders’ deficit	(145,023)	(179,923)

Total liabilities and shareholders’ deficit	$414,060	$317,583

Goodman Networks Incorporated

Consolidated Statements of Operations

(In Thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015

Revenues	$270,564	$186,674	$527,155	$400,045

Cost of revenues	234,330	160,252	457,534	354,092

Gross profit (exclusive of depreciation and amortization included in selling, general and administrative expense shown below)	36,234	26,422	69,621	45,953

Selling, general and administrative expenses	28,392	21,880	60,462	50,173

Restructuring expense	2,726	2,671	2,726	9,009

Impairment expense	—	500	—	2,775

Other operating income	(1,569)	—	(1,569)	—

Operating income (loss)	6,685	1,371	8,002	(16,004)

Other income	(15)	—	(46)	—

Interest expense, net	11,467	11,053	23,154	21,872

Loss before income taxes	(4,767)	(9,682)	(15,106)	(37,876)

Income tax expense	116	66	65	397

Net loss	$(4,883)	$(9,748)	$(15,171)	$(38,273)

Other comprehensive income:

Foreign currency translation adjustments	—	26	—	26

Comprehensive loss	$(4,883)	$(9,722)	$(15,171)	$(38,247)

Goodman Networks Incorporated

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2015
Operating Activities
Net loss	$(15,171)	$(38,273)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,912	2,857
Amortization of intangible assets	2,812	2,909
Amortization of debt discounts and deferred financing costs	1,689	1,797
Impairment charges	920	2,775
Provision of doubtful accounts	283	(118)
Deferred tax expense	(146)	279
Share-based compensation expense	2,045	3,361
Accretion of contingent consideration	265	—
Change in fair value of contingent consideration	(250)	(726)
Loss on sale of property and equipment	136	32
Changes in:
Accounts receivable	23,812	30,487
Unbilled revenue	3,781	1,491
Costs in excess of billings on uncompleted projects	(9,274)	34,351
Inventories	(4,744)	613
Prepaid expenses and other assets	1,417	(1,745)
Accounts payable and other liabilities	(19,084)	(31,954)
Income taxes payable / receivable	14,376	(1,589)
Billings in excess of costs on uncompleted projects	10,397	(26,402)
Deferred revenue	7,318	3,566
Deferred rent	—	(71)

Net cash provided by (used in) operating activities	23,494	(16,360)

Investing Activities
Purchases of property and equipment	(6,486)	(2,023)
Proceeds from the sale of property and equipment	21	11
Change in due from shareholders	1	2

Net cash used in investing activities	(6,464)	(2,010)

Financing Activities
Proceeds from lines of credit	491,320	380,948
Payments on lines of credit	(491,320)	(380,948)
Payments on capital lease and notes payable obligations	(4,379)	(512)
Payments on contingent arrangements	(141)	—
Payments on guarantee arrangements	—	(4,000)
Payments for deferred financing costs	(1,255)	—
Proceeds from exercise of warrants and stock options	43	—

Net cash used in financing activities	(5,732)	(4,512)

Effect of exchange rate changes on cash	—	28

Increase (Decrease) in cash	11,298	(22,854)
Cash, Beginning of Period	59,439	76,703

Cash, End of Period	$70,737	$53,849